SUB-ITEM 77H

As of October 31, 2004, the following person or entity now own more than 25% of a fund's voting security:

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PERSON/ENTITY                              FUND                      PERCENTAGE
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Eric B. Fischman                           MCV                       29.25%
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Massachusetts Financial Services Co.       IAB                       49.23%
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As of October 31, 2004, the following  persons or entity that no longer owns 25%
of a fund's voting security:

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PERSON/ENTITY                             FUND
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MFS Defined Contribution Plan             MCV

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